Exhibit 10.1

SUBSCRIPTION AGREEMENT

June 28, 2007

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Ladies and Gentlemen:

The undersigned (the “Purchaser”) hereby confirms its agreement with you as follows:

1. This Subscription Agreement (including all annexes and exhibits hereto, this “Agreement”) is made as of the date set forth above between Primus Telecommunications Group, Incorporated, a Delaware corporation (the “Company”), and the Purchaser.

2. The Company has authorized the sale and issuance of 22,500,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”) of the Company, for a purchase price of $0.915 per Share (the “Purchase Price”) to Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”)) and to institutional “Accredited Investors” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act). The Shares will be represented by physical certificates.

3. The offering and sale of the Shares (the “Offering”) is being made pursuant to (1) an effective “shelf” Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2003 (File No. 333-110241), as amended by Post-Effective Amendment No. 1 to Form S-3 by Form S-1 filed with the Commission on June 4, 2007, and by Post-Effective Amendment No. 2 by Form S-3 filed with the Commission on June 19, 2007, which became effective on June 22, 2007 (the “Registration Statement”), (2) the base prospectus filed with the Commission on June 27, 2007 pursuant to Rule 424(b)(3) of the Securities Act (the “Base Prospectus”), (3) if applicable, certain “free writing prospectus” (as that term is defined in Rule 405 of the Securities Act), that have or will be filed with the Commission and delivered to the Purchaser on or prior to the date hereof (an “Issuer Free Writing Prospectus”), (4) a preliminary prospectus supplement to the Base Prospectus dated June 28, 2007 (together with the Base Prospectus, the “Statutory Prospectus”), and (5) a final prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Purchaser (or made available to the Purchaser by the filing by the Company of an electronic version thereof with the Commission) along with the Company’s counterpart to this Agreement.

4. The Company and the Purchaser agree that the Purchaser will purchase from the Company and the Company will issue and sell to the Purchaser the Shares set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Purchaser acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that the minimum Offering amount is 21,857,924 Shares for an aggregate purchase price of $20 million, unless such minimum Offering amount is expressly waived by the Company.

5. The manner of settlement of the Shares purchased by the Purchaser shall be physical certificates, registered in the Purchaser’s name and address as set forth below or in the name requested by the Purchaser in the Purchaser Questionnaire attached as Exhibit A to the Terms and Conditions for Purchase of Shares attached hereto as Annex I, and released by StockTrans, Inc., the Company’s transfer agent, (the “Transfer Agent”), to the Purchaser at the Closing (as defined in Annex I).

NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE PURCHASER AND THE COMPANY, THE PURCHASER SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE PURCHASER TO THE FOLLOWING ACCOUNT:

JPMorgan Chase Bank, N.A.

ABA: 021000021

Account Number: 507897455

Account Name: Escrow Special Subscription Account

Ref: further credit to 304950521; Primus Telecommunications Escrow

Attention: Audrey Mohan

Telephone: (212) 623-6742

Fax: (212) 623-6168

IT IS THE PURCHASER’S RESPONSIBILITY TO MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER. IF THE PURCHASER DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE PURCHASER OR THE PURCHASER MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6. The Company represents and warrants to the Purchaser that:

(a)	it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder;

(b)	this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms;

(c)	the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company’s certificate of incorporation or by-laws, or (ii) any material agreement to which the Company is a party or by which any of its property or assets is bound, and no further vote or authorization of the Company or any third party or governmental authority is necessary to consummate the transactions contemplated hereby;

(d)	the Shares have been duly authorized for sale and issuance, and when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable;

(e)	the Registration Statement (including the post-effective amendment thereto), at the time it last became effective on June 22, 2007, on the date hereof and on the Closing Date (as defined in Annex I), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as may be amended or supplemented by any Statutory Prospectus or Prospectus;

(f)	on the date hereof and on the Closing Date, any Issuer Free Writing Prospectus, together with the Statutory Prospectus, all considered together, did not and will not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)	the Prospectus, at the time the Prospectus is issued and on the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(h)	the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, as they may have been amended or superseded by a subsequent filing with the Commission, conformed in all material respects to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

7. The Purchaser represents to the matters set forth in Annex I and that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it has full right, power and authority to enter into this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized and executed by the Purchaser and represents a valid and binding agreement of the Purchaser enforceable in accordance with its terms, without conflict under any organizational document of the Purchaser, or any agreement to which it is a party, or law, regulation or order, to which the Purchaser is subject, (c) it is not a NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (d) neither the Purchaser nor any group of persons (whether identified in a public filing made with the Commission or otherwise) of which the Purchaser is a part, prior to, in connection with or following the Offering of the Shares, has acquired, beneficially owns or obtained the right to acquire, 5% or more of the Common Stock (including, on an as-converted, exercised or exchanged basis, securities convertible into or exercisable or exchangeable for Common Stock) or the voting power of the Company.

Exceptions: (If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8. The Purchaser represents that it has received the Statutory Prospectus, the documents incorporated by reference therein, and any Issuer Free Writing Prospectus (collectively, the “General Disclosure Package”), prior to or in connection with the receipt of this Agreement along with the Company’s counterpart to this Agreement.

9. No offer by the Purchaser to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing, or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

Number of Shares:

Purchase Price Per Share:		$0.915
Aggregate Purchase Price	$

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

NAME OF PURCHASER

By:
Name: Title:

Address:

Agreed and Accepted PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:
Name: Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement and the Placement Agreement (as defined below), the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares; Placement Agent.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth in Section 9 on page 3 of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (“Page 3”) for the aggregate purchase price set forth on Page 3.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other purchasers (the “Other Purchasers”) and expects to complete sales of Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the Subscription Agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”

2.3 The Purchaser acknowledges that the Company intends to pay CRT Capital Group LLC (the “Placement Agent”) a placement fee (the “Placement Fee”) in respect of the sale of Shares to the Purchaser and a financial advisory fee (the “Financial Advisory Fee”).

2.4 The Company has entered into the Placement Agent Agreement, dated June 28, 2007 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants, and agreements of the Company to the Placement Agent. A copy of the Placement Agreement is available upon request by contacting the Placement Agent.

3. Closings and Delivery of the Shares and Funds.

3.1 Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Purchasers will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Purchaser the number of Shares set forth on Page 3 registered in the name of the Purchaser or, if so indicated on the Purchaser Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Purchaser, and (b) the aggregate purchase price for the Shares being purchased by the Purchaser will be delivered by or on behalf of the Purchaser to the Company.

3.2 Conditions to Obligations.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Purchaser shall be subject to: (i) the receipt by the Company of not less than the minimum offering amount of the Shares being purchased hereunder, as set forth in paragraph 4 on page 1 of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I and (b) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing Date.

(b) Conditions to the Purchaser’s Obligations. The Purchaser’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company, and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date as set forth in this Agreement and to the further condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the obligations of the Placement Agent pursuant to Section 7 of the Placement Agreement have not been satisfied. The

Purchaser’s obligations are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company.

3.3 Delivery of Funds. No later than one (1) business day after the execution of this Agreement by the Purchaser and the Company, the Purchaser shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Purchaser to the following account designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”), dated as of June 28, 2007, by and among the Company, the Placement Agent and JPMorgan Chase Bank, N.A. (the “Escrow Agent”):

JPMorgan Chase Bank, N.A.

ABA: 021000021

Account Number: 507897455

Account Name: Escrow Special Subscription Account

Ref: further credit to 304950521; Primus Telecommunications Escrow

Attention: Audrey Mohan

Telephone: (212) 623-6742

Fax: (212) 623-6168

Such funds shall be held in escrow by the Escrow Agent on behalf of the Purchasers. On the date of Closing, upon the satisfaction, in the sole judgment of the Placement Agent, of the conditions set forth in Section 3.2(b) hereof, the Placement Agent and the Company shall jointly instruct the Escrow Agent to deliver such funds to the Company; provided, that a portion of the escrowed funds shall be withheld by the Placement Agent and applied to the Placement Fee, the Financial Advisory Fee and the fee of the Escrow Agent provided for in the Escrow Agreement. Other than as set forth above, the Placement Agent shall have no rights in or to any of the escrowed funds.

The Purchaser hereby acknowledges that the Escrow Agent shall not be liable under the Escrow Agreement or this Agreement, except for its own gross negligence or willful misconduct.

3.4 Delivery of Shares. The manner of settlement of the Shares purchased by the Purchaser shall be by delivery of physical certificates, registered in the Purchaser’s name and address as set forth on the signature page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I or in the name requested by the Purchaser in the Purchaser Questionnaire attached as Exhibit A to these Terms and Conditions for Purchase of Shares, and released by the Transfer Agent to the Purchaser at the Closing.

4. Representations, Warranties and Covenants of the Purchaser.

4.1 The Purchaser represents and warrants to, and covenants with, the Company that it is either (i) a Qualified Institutional Buyer (as defined in Rule 144A of the Securities Act) or (ii) an institutional “Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act).

4.2 The Purchaser represents and warrants to, and covenants with, the Company that (a) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (b) the Purchaser is acquiring the number of Shares set forth on the Page 3 in the ordinary course of its business and for its own account; (c) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and their prospective rules and regulations promulgated thereunder; (d) the Purchaser has answered all questions on Page 3 and the Purchaser Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (e) the Purchaser, in connection with its decision to purchase the number of Shares set forth on the Page 3, is relying only upon the General Disclosure Package, the documents incorporated by reference therein and the representations and warranties of the Company contained herein; and (f) the Purchaser, prior to or after giving effect to the transactions contemplated hereby, will not, either individually or with a group (as defined in Section 13(d)(3) of the Exchange Act), be the beneficial owner of 5% or more of the Company’s outstanding Common Stock. For purpose of this Section 4.2 and the Agreement, “beneficially owns,” “beneficial ownership” or any variation thereof shall be determined pursuant to Rule 13d-3 under the Exchange Act.

4.3 The Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make and have not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Prospectus.

4.4 The Purchaser understands that nothing in this Agreement, the Prospectus or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5 The Purchaser represents, warrants and agrees that, since the earlier to occur of (i) the date on which the Placement Agent first contacted such Purchaser about the offering and sale of the Shares and (ii) the date of this Agreement, it has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities). The Purchaser covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein will survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to representations, warranties and agreements of the Purchaser in Section 4 hereof.

6. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt, and will be delivered and addressed as follows:

(a) if to the Company, to:

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attention: John DePodesta

Tel: 703-902-2827

Fax: 703-902-2814

Email: jdepodesta@primustel.com

with a copy to:

Hogan & Hartson LLP

8300 Greensboro Drive

Suite 1100

McLean, Virginia 22102

Attention: Brian Lynch, Esq.

Tel: (703) 610-6165

Fax: (703) 610-6200

Email: bjlynch@hhlaw.com

(b) if to the Purchaser, at its address set forth on the signature page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser and any third party beneficiary.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Purchaser acknowledge and agree that the Company shall deliver its counterpart to the Purchaser along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12. Confirmation of Sale. The Purchaser acknowledges and agrees that such Purchaser’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Purchaser.

13. Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

14. Third Party Beneficiary. Except as expressly set forth in the second sentence of Section 5 hereof, nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

EXHIBIT A

PURCHASER QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Purchaser and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above: